Exhibit 8.1

FORM OF OPINION

[SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]

January [ ], 2002

Yahoo! Inc.
701 First Avenue
Sunnyvale, CA 94089

  Re:
  Registration Statement on Form S-4 (File No. 333-76562)

Ladies and Gentlemen:

        We have acted as counsel to Yahoo! Inc., a Delaware corporation (the "Parent"), in connection with the preparation of a Registration Statement on Form S-4 (File No. 333-76562) filed with the Securities and Exchange Commission (the "Commission") on January 11, 2002, as amended through the date hereof (the "Registration Statement"), with respect to the Agreement and Plan of Merger dated as of December 27, 2001 (the "Agreement"), by and among the Parent, HJ Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Acquisition Sub") and Hotjobs.com, Ltd., a Delaware corporation (the "Company"). All capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Agreement.

        In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Agreement, (ii) the Registration Statement, and (iii) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have assumed that the Offer and the Merger will be consummated in accordance with the Agreement.

        For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. We have assumed that the Agreement and such other documents, certificates, and records are duly authorized, valid, and enforceable.

        In rendering our opinion, we have relied upon statements and representations of officers and other representatives of Parent, Acquisition Sub, and the Company, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief. In addition, our opinion is subject to the qualifications, conditions, and assumptions in the discussion set forth under the heading "Material United States Federal Income Tax Consequences" in the Registration Statement.

        Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

        Based solely on and subject to the foregoing, under current United States federal income tax law, the discussion set forth in the Registration Statement under the heading "Material United States Federal Income Tax Consequences" is the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

        Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes relating to matters considered herein or of any subsequent changes in applicable law.

        We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the use of our name under the headings "Material United States Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,